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                                                                    EXHIBIT 99.1


                              [UNUMPROVIDENT LOGO]

NEWS RELEASE
FOR IMMEDIATE RELEASE
FOR ADDITIONAL INFORMATION CONTACT:


Thomas A. H. White
Vice President,
Investor Relations
423.755.8996

Linnea R. Olsen
Director,
Corporate Relations
207.575.4452

UnumProvident Corporation

1 FOUNTAIN SQUARE, CHATTANOOGA, TN 37402
2211 CONGRESS STREET, PORTLAND, ME  04122
www.unumprovident.com

May 15, 2002

                           UnumProvident Holds Annual
                              Shareholders Meeting

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                Board Authorizes Share Repurchase and New Board
                                Members Elected

     Chattanooga, TN - May 15, 2002 -- UnumProvident Corporation (NYSE: UNM) held its annual meeting in Worcester, Massachusetts today. At the meeting, its Board of Directors authorized a common stock repurchase program of up to $100 million over the next year at prices not to exceed fair market value. The stock purchases will be used in connection with the Company's benefit and compensation plans and for other corporate purposes and can be made through open market or privately negotiated transactions. The program may be modified, extended or terminated by the Board at any time.

     UnumProvident shareholders also re-elected three members to the Board and elected two new members to the Board for terms expiring in 2005. Those re-elected to the Board include J. Harold Chandler, Lawrence R. Pugh and Lois Dickson Rice. Chandler, who joined the Company in 1993, is Chairman, President and Chief Executive Officer of UnumProvident. Pugh retired in 1998 as Chairman of VF Corporation, a Pennsylvania apparel company, where he was also Chief Executive Officer from 1983 to 1995. Lois Dickson Rice is a Guest Scholar at The Brookings Institution, a position she has held since October 1991.



(C)2001 and 2002 UnumProvident Corporation. UnumProvident, the combined name and logo is a service mark of UnumProvident Corporation. All rights reserved.

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     Thomas R. Watjen and Jon S. Fossel were newly elected to the board. Watjen was appointed Vice Chairman and Chief Operating Officer of UnumProvident today and previously served as Executive Vice President of the Company. He joined the Company in 1994. Fossel retired in 1996 as Chairman and Chief Executive Officer of OppenheimerFunds where he continues to serve as a trustee of 40 of the OppenheimerFunds mutual funds; he is also director of PRPharmaceuticals.

     J. Harold Chandler said, "We are very pleased to have two individuals of the quality and experience of Jon Fossel and Tom Watjen elected to our Board. Their extensive business experience and breadth of knowledge in areas specific to UnumProvident will be a strong addition to our Board."

     Chandler continued, "We're also very pleased to initiate a share repurchase program. We view this authorization as a positive statement of our Board's confidence in our Company's future direction, and an effective use of our strong capital position."

     Also, the Company announced two additional executive appointments. F. Dean Copeland, who previously served as Executive Vice President, General Counsel of the Company, was appointed Senior Executive Vice President, General Counsel. Also, Robert C. Greving, who previously served as Senior Vice President of Finance for the Company, was elevated to Chief Financial Officer.

About UnumProvident Corporation

     The subsidiaries of UnumProvident Corporation offer a comprehensive, integrated portfolio of products and services backed by industry-leading, return-to-work resources and disability expertise. Marketed under the Unum brand, UnumProvident Corporation is the world leader in protecting income and lifestyles through its comprehensive offering of group, individual, and voluntary benefits products and services. UnumProvident has operations in the United States, Canada, the U.K., Japan and elsewhere around the world.

     A "safe harbor" is provided for "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Statements in this press release, which are not historical facts, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include such general matters as general economic or business conditions; events or consequences relating to terrorism and acts of war; competitive factors, including pricing pressures; legislative or regulatory changes; and the interest rate environment. More specifically, they include fluctuations in insurance reserve liabilities, projected new sales and renewals, persistency rates, incidence and recovery rates, pricing and underwriting projections, retained risks in reinsurance operations, availability and cost of reinsurance, level and results of claim-related litigation, and effectiveness with supporting product offerings and providing customer service. For further information

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of risks and uncertainties that could affect actual results, see the section entitled "Cautionary Statement Regarding Forward-Looking Statements" and "Risk Factors" in the Company's Form 10-K for the fiscal year ended December 31, 2001, and subsequently filed Form 10-Q's. The foward-looking statements are being made as of the date of this press release and the Company expressly disclaims any obligation to update any forward-looking statement contained herein.

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